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                                                                                                                        Exhibit 12

Bruno's, Inc.
Ratio of Earnings to Fixed Charges
(dollars in thousands)
                                                                                                                         Pro-Forma
                                                                                                                        ----------
                  June 30, 1990  June 29, 1991 June 27, 1992  July 3, 1993  July 2, 1994  April 9, 1994 April 8, 1995  April 8, 1995
                   (52 Weeks)     (52 Weeks)    (52 Weeks)     (53 Weeks)    (52 Weeks)    (40 Weeks)    (40 Weeks)     (40 Weeks)
                   ----------     ----------    ----------     ----------    ----------    ----------    ----------     ----------
Earnings (1):
Pre Tax Income     $   99,911     $  111,665    $   87,142     $   73,387    $   68,770    $   48,687    $   33,914     $  (18,186)
Interest Expense       16,781         14,384        14,152         18,210        20,527        15,930        20,732         69,132
Rent Expense           11,085         13,011        14,040         15,216        15,473        11,522        12,209         12,209
                   ----------     ----------    ----------     ----------    ----------    ----------    ----------     ----------
                   $  127,777     $  139,060    $  115,334     $  106,813    $  104,770    $   76,139    $   66,855     $   63,155
                   ==========     ==========    ==========     ==========    ==========    ==========    ==========     ==========
Fixed Charges (2):
Interest Expense   $   16,781     $   14,384    $   14,152     $   18,210    $   20,527    $   15,930    $   20,732     $   69,132
Rent Expense           11,085         13,011        14,040         15,216        15,473        11,522        12,209         12,209
                   ----------     ----------    ----------     ----------    ----------    ----------    ----------     ----------
                   $   27,866     $   27,395    $   28,192     $   33,426    $   36,000    $   27,452    $   32,941     $   81,341
                   ==========     ==========    ==========     ==========    ==========    ==========    ==========     ==========

Ratio                    4.59           5.08          4.09           3.20          2.91          2.77          2.03           0.78
                   ==========     ==========    ==========     ==========    ==========    ==========    ==========     ==========



(1)     For purposes of computing the ratio of earnings to fixed charges, "Earnings" consist of income before income taxes and extraordinary loss on extinguishment of debt, plus fixed charges.

(2)     "Fixed charges" consist of interest expense and one-third of rental expense (the portion deemed representative of the interest factor).

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